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                                  EXHIBIT (4)
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                             1995 STOCK OPTION PLAN
                            FOR OUTSIDE DIRECTORS OF
                                THE JPM COMPANY
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     This Outside Directors Stock Option Plan is intended to provide a means for the granting of awards of stock options to selected non-employee outside directors of The JPM Company as shall be designated by members of the Board of Directors. This Plan sets forth the terms on which nonqualified stock options are granted to outside directors and will be submitted for the approval of the Company's shareholders. This Plan will become effective subject to obtaining such approval. The Company expects that by providing such Awards it will benefit from the added interest such outside director will have in the success of the Company.

                               1.    DEFINITIONS

     (a) GENERAL. Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary.

     (b) COMPANY. "Company" shall mean The JPM Company, a Pennsylvania corporation.

     (c) AFFILIATE. "Affiliate" shall mean any corporation in which the Company owns, directly or indirectly, twenty-five percent or more of the voting stock, except that solely for purposes of Section 1(q) hereof, Affiliate shall have the same meaning as set forth in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

     (d) BOARD. "Board" shall mean the Board of Directors of the Company or the Executive Committee thereof.

     (e) COMMITTEE. "Committee" shall mean the committee which has been appointed to administer the Plan under the provisions of Section 2 hereof. This Committee may also be referred to as the Outside Director Options Committee.

     (f) DIRECTOR.  "Director" shall mean a member of the Board.

     (g) OPTION.  "Option" shall mean an option granted under the provisions of
Section 4 hereof to purchase common stock, par value $.000067 per share, of the Company.

     (h) OPTIONEE. "Optionee" shall mean an Outside Director to whom an Option is granted.

     (i) FAIR MARKET VALUE. "Fair Market Value" shall mean the closing price of the Company's common stock as quoted by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System for the date in question. If no closing price is quoted by NASDAQ for such date, the next preceding date for which such closing price is quoted shall be used. If the shares were not so traded on the NASDAQ System, Fair Market Value shall be determined by the Committee pursuant to a valuation performed by an appraiser approved by the
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Board.

     (j) OUTSIDE DIRECTOR. "Outside Director" shall mean a Director who is not also an employee or officer or 10% shareholder of the Company or any Affiliate.

     (k) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

     (l) TOTAL DISABILITY. "Total Disability" shall mean a permanent and total disability as determined in accordance with Section 72(m)(7) of the Code.

     (m) SECRETARY. "Secretary" shall mean the Corporate Secretary or an Assistant Secretary of the Company.

     (n) PLAN.  "Plan" shall mean this 1995 Outside Directors Stock Option Plan.

     (o) SUBSIDIARY. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain within the meaning of Section 424(f) of the Code.

     (p) TERMINATION OF SERVICE. "Termination of Service" shall mean a cessation of an Outside Director's service as a member of the Board whether as a result of resignation, failure to be reelected or any other reason.

     (q) CHANGE IN CONTROL. "Change in Control" shall mean any business combination transaction involving the sale of all or substantially all of the assets of the Company to, or the acquisition of shares of the Company's common stock representing more than 50% of the votes which all shareholders of the Company are entitled to cast by, any person not presently an Affiliate of the Company, directly or indirectly, through one or more Affiliates or any other transaction or series of transactions having a similar effect. The date of a Change in Control shall be the date on which the transaction constituting the Change in Control is consummated.

                               2.  ADMINISTRATION

     (a) APPOINTMENT OF COMMITTEE. The Committee shall consist of at least one Director, appointed by and holding office at the pleasure of the Board.

     (b) DUTY AND POWER OF COMMITTEE. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Options and to adopt rules for the

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administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Committee shall not have any discretion to determine who will be granted Options, or to determine the number of shares subject to any Option granted to any Outside Director or the purchase price thereunder. Moreover, the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to Optionees under the Plan. The Secretary shall be authorized to implement the Plan in accordance with its terms and to take such actions of ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

     (c) COMMITTEE ACTIONS. The Committee may act either by vote of a majority of its members at a meeting or by a memorandum or other written instrument signed by all members of the Committee.

     (d) COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS.   Members of
the Committee shall not receive any compensation for their services as members, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, or other persons. The Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan and all members of the Committee shall be fully protected and indemnified by the Company in respect to any such action, determination or interpretation.

                           3.  SHARES SUBJECT TO PLAN

     (a) LIMITATIONS. The shares of stock issuable pursuant to Options shall be shares of the Company's $.000067 par value common stock. The total number of such shares which may be subjected to Options granted under the Plan shall not exceed 125,000 in the aggregate. The shares of stock deliverable upon the exercise of Options may be made available from authorized but unissued shares or shares reacquired by the Company, including shares purchased in the open market or in private transactions.

     (b) EFFECT OF UNEXERCISED OR CANCELLED OPTIONS. If an Option expires or is cancelled for any reason without having been fully exercised or vested, the number of shares subject to such Option which were not purchased or did not vest prior to such expiration or cancellation may again be made subject to an Option granted hereunder (to the same Optionee or to a different Optionee).

     (c) CHANGES IN COMPANY'S SHARES. In the event that the outstanding shares of common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, or of

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another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend (either in shares of the Company's common stock or of another class of the Company's stock), spin-off or combination of shares, appropriate adjustments shall be made by the Committee in the aggregate number and kind of shares which may be issued on exercise of Options.

     (d) CORPORATE TRANSACTIONS. New options may be substituted for the Options granted under this Plan, or the Company's obligations as to Options outstanding under this Plan may be assumed by a corporation other than the Company, or by a parent or subsidiary of such corporation, as defined in Section 424 of the Code, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved. Notwithstanding the foregoing, if such corporation, or parent or subsidiary of such corporation, does not substitute new and substantially equivalent options for the Options granted hereunder or assume the Options granted hereunder, the Options granted hereunder shall terminate (A) upon dissolution or liquidation of the Company, or similar occurrence, or (B) upon any merger, consolidation, acquisition, separation, or similar occurrence, where the Company will not be a surviving corporation; provided, however, that each Optionee shall be mailed notice at least thirty-five (35) days prior to such dissolution, liquidation, merger, consolidation, acquisition, separation, or similar occurrence, and shall have at least thirty (30) days after the mailing of such notice to exercise his or her Option in whole or in part, without regard to whether the Option is then immediately exercisable.

                               4.   STOCK OPTIONS

     (a)  GRANTING OF OPTIONS.

          (1) ELIGIBILITY. Each Outside Director shall be eligible to be granted Options.

          (2) GRANTING OF OPTIONS. Each Outside Director on December 1, 1995 shall on such date automatically be granted an Option for 5,000 shares and shall be granted an Option for an additional 2,000 shares for each anniversary of the 1995 grant date if such Outside Director has served as a member of the Board continuously during the preceding year. Thereafter, each new Outside Director shall be granted an Option for 5,000 shares.


     (b)  TERMS OF OPTIONS.

          (1) OPTION AGREEMENT. Each Option shall be evidenced by a written stock option agreement which shall be executed by the Optionee and the Company and which shall contain such terms and conditions as the Committee determines are required by the Plan.

          (2) OPTION PRICE. The price of the shares subject to each Option shall be

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     100% of the Fair Market Value for such shares on the date the Option is granted, as determined by the Committee.

          (3) DATE OF GRANT. The date on which an option shall be granted shall be the date determined in accordance with Section 4(a)(2).

          (4)  COMMENCEMENT OF EXERCISABILITY.

               (A) Except as otherwise provided in Sections 4(b)(4)(C) hereof, each Option granted pursuant to Sections 4(a)(2) hereof will become exercisable on the sixty-day anniversary of the date of grant.

               (B) In the event of Termination of Service by reason of death or Total Disability any Option which had not yet become exercisable with respect to all shares covered by the Option under (A) above shall thereupon become immediately exercisable as to all such shares.

               (C) Notwithstanding any other provisions of this Section 4(b)(4) hereof to the contrary, all shares covered by the Option which had not yet become exercisable shall thereupon become immediately exercisable as to all such shares on the date of a Change in Control.

          (5)  EXPIRATION OF OPTIONS.

                (A) Except as otherwise provided in Section 4(b)(5)(B) hereof, each Option shall terminate on the expiration of ten years from the date the Option was granted.

               (B) Each Option, or portion thereof, which has become exercisable may be exercised until the first to occur of the following events:

                    (i) except as provided in (iii), below, the expiration of three months from the date of the Optionee's Termination of Service unless such Termination of Service results from the Optionee's death or Total Disability or such Termination occurs prior to the vesting date of Section 4(a) in which case the option shall immediately terminate; or

                    (ii) except as provided in (iii), below, the expiration of three years from the date of the Optionee's Termination of Service by reason of Total Disability; or

                    (iii) the expiration of one year from the date of the Optionee's death, if such death occurs while the Optionee is an Outside Director or within the three-month period referred to in
               (i), above, or the three-year


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              period referred to in (ii), above, whichever is applicable.

          (6) ADJUSTMENT IN OUTSTANDING OPTIONS. In the event that the outstanding shares of the stock subject to Options are increased or decreased or changed into or exchanged for a different number or kind of shares of the Company, or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend (either in shares of the company's common stock or of another class of the Company's stock), spin-off or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding off of share quantities or prices) and with any necessary corresponding adjustment in Option Price per share. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

     (c)  EXERCISE OF OPTIONS.

          (1) PERSON ELIGIBLE TO EXERCISE. During the lifetime of the Optionee, only he or she may exercise an Option granted to him or her or any portion thereof. After the death of the Optionee, the exercisable portion of an Option may be exercised by his or her personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution. The Company may require appropriate proof from any such other person of his or her right or power to exercise the Option or any portion thereof.

          (2) FRACTIONAL SHARES. The Company shall not be required to issue fractional shares on exercise of an Option.

          (3) MANNER OF EXERCISE. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his or her office of all of the following:

               (A) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such option or portion is exercised, such notice complying with all applicable rules established by the Committee;

               (B) Full cash payment for the shares with respect to which such Option or portion is thereby exercised and which are to be delivered to him or her pursuant to such exercise; and


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               (C)  Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars.

          (4) CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The Company shall not be required to issue or deliver any certificate or certificates for shares of common stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

               (A) The admission of such shares to listing on all stock exchanges, including the NASDAQ National Market System, on which such class of stock is then listed;

               (B) The completion of any registration or other qualification of such shares under any state or federal law under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Company shall, in its absolute discretion, deem necessary or advisable;

               (C) The obtaining of any approval or other clearance from any state or federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable;

               (D) The provision for any income tax withholding which the Company shall, in its absolute discretion, determine to necessary or advisable; and

               (E) The lapse of such reasonable period of time following the exercise of the Option as the Company may determine, in its absolute discretion, from time to time to be necessary or advisable for reasons of administrative convenience.

          (5) RIGHTS OF SHAREHOLDERS. An Optionee shall not be, nor shall an Optionee have any of the rights of, a shareholder of the Company in respect to any shares which may be purchased upon the exercise of any Option or portion thereof unless and until certificates representing such shares have been issued by the Company to such Optionee.

                         5.   MISCELLANEOUS PROVISIONS

     (a) OPTIONS NOT TRANSFERABLE. No Option or interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge,

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encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 5(a) shall prevent transfers by will or by the applicable laws of descent and distribution.

     (b) AMENDMENT, SUSPENSION, OR TERMINATION OF THIS PLAN. The Plan may be wholly or partially amended or otherwise modified, suspended, or terminated at any time or from time to time by the Board, provided, however, that the provisions of Section 4 hereof may not be amended more than once every six months except as is required to comply with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder. However, without approval of the Company's shareholders given within 12 months before or after the action by the Board, no action of the Board may, except as provided in Section 3(c) hereof, modify the requirements as to eligibility for participation in this Plan, increase the limits imposed in
Section 3(a) hereof on the maximum number of shares which may be the subject of Options granted under the Plan, amend Section 4 (b)(5)(A) or (B) hereof to permit the exercise of an Option after expiration of 10 years from the date the Option was granted or otherwise materially increase the benefits accruing to participants under the Plan. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension or after termination of the Plan.

     (c) LIMITATION OF RIGHTS. Neither the Plan nor the granting of an Option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Outside Director has a right to continue.as a member of the Board for any period of time.

     (d) EFFECTIVE DATE, SHAREHOLDERS' APPROVAL AND DURATION. The Plan shall become effective upon its approval by a vote of the holders of a majority of the shares of the Company's common stock present and entitled to vote at the annual meeting of shareholders. If the shareholders do not approve the Plan, this Plan shall not be effective. The period during which Options may be granted shall terminate on the day following the annual meeting of shareholders in the year 2005 (unless the plan is extended or terminated at an earlier date by the shareholders), but such termination shall not affect the terms of any then outstanding Options.

     (e) RESTRICTIVE STOCK AGREEMENT. All Directors receiving shares hereunder shall execute the Restrictive Stock Agreement attached as Exhibit A.

     (f) TITLES. Titles are provided herein for convenience of reference only and are not to serve as a basis for interpretation or construction of the Plan.


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